Exhibit 99.1

E21 Golf Company Appoints Serguei Bedziouk, Ph.D. Company Director


Press Release

TORONTO--(MARKET WIRE)--January 9, 2007 -- Element 21 Golf Company ("E21") (OTC
BB: EGLF & Frankfurt (FWB): BJQ) announced today that it has appointed Serguei Bedziouk, Ph.D. to its board of directors effective immediately.

Mr. Bedziouk has a long and distinguished scientific career, working within the Aerospace and advanced science arenas. Mr. Bedziouk has 10 years international experience in marketing, business development, and contract negotiations at senior governmental levels as a Commercial & External Relations Director of the Space Centre. Additionally, he has acted as the exclusive representative of major Russian corporations in North America and a number of Swedish and Finnish companies that operate in Russia.

His background also includes over a decade of experience as a specialist in the Astronaut Office of the Rocket Space Corporation Energia.

"His background makes him an excellent addition to E21 Golf Company's board, with a mix of science and international marketing and negotiations. While 'rocket science' is not normally a requisite in golf companies, E21 has taken a different approach than most," commented Dr. Nataliya Hearn, E21's President and Chief Executive Officer.

E21's Scandium Metal Alloy, the most advanced material ever introduced to the golf industry, is literally based on major advances in rocket science and aeronautics. Considered a 'smart metal' due to its ability to flex when high loads are applied and then rebound to its original shape, it was the secret behind the high performance capabilities of MiG and Sukhoi jet fighters, and is now in use for sections of the International Space Station. Adapting these high performance characteristics requires advanced metallurgical expertise, applied physics and highly complex manufacturing processes.

E21's patented Metal Alloy golf shafts are manufactured to symmetry tolerances of 99.5-99.9%, compared to 60-78% typical in graphite shafts and 80-85% for steel.

"Serguei is well acquainted with scientific advantages of E21 Metal Alloy, and has the skill set to negotiate agreements internationally on behalf of the Company" said Dr. Hearn.

Mr. Bedziouk was appointed to fill the vacancy created by the resignation of Jim Morin who left the Company's Board in July.

About Element 21 Golf Company:

E21 holds the exclusive right to manufacture golf products using proprietary E21 Scandium Metal Alloy. Through a sophisticated multi-technology production path, E21 manufactures shafts, drivers, and other clubs with marked improvements in distance, accuracy and feel over competing products. In recent months a number of high profile golf professionals have switched to or began testing E21's Eagle One shafts. E21 Scandium products are 55% lighter and offers 25% strength to weight advantage over Titanium alloys, the current standard in the golf equipment industry. The advanced dynamics of E21 Alloys and the material economics offer a performance-enhanced alternative to manufacturing driver clubs with Titanium, the largest segment of the annual $5.5 billion U.S. golf equipment marketplace.

Forward-Looking Statements.

Statements in this release, other than statements of historical fact, may be regarded, in certain instances, as "forward-looking statements" pursuant to
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934, respectively. "Forward-looking statements" are based on expectations, estimates and projections at the time the statements are made, and involve risks and uncertainties which could cause actual results or events to differ materially from those currently anticipated, including but not limited to production delays, difficulties in brining E21's golf products to market, changed strategies, or unanticipated factors or circumstances affecting E21 and its business and market acceptance of its products. A number of these risks and uncertainties are described in E21's periodic reports filed with Securities and Exchange Commission. There can be no assurance that such forward-looking statements will ever prove to be accurate and readers should not place undue reliance on any such forward-looking statements contained herein, which speak only as of the date hereof. E21 undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contacts:

     Investor Relations
     Element 21 Golf Company
     (416) 362-2121
     investors@e21golf.com
     http://www.E21Golf.com

     Sales
     Element 21 Golf Company
     888 365-2121
     sales@e21golf.com
     http://www.E21Golf.com

Media members interested in testing shafts or other E21 products for an editorial review or receiving further information please contact:

The Media Group
Joe Wieczorek or Bart Henyan
(847) 956-9090
joe@themediagroupinc.com
barthenyan@hotmail.com

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Source: Element 21 Golf Company